POWER OF ATTORNEY


STATE OF MICHIGAN   )
			  )  SS
COUNTY OF
WAYNE	    )

	KNOW ALL BY THESE PRESENTS that I, Alfred R. Glancy III, do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney
is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS THEREOF, I
have hereto set my hand this 23rd day of June, 2004.


/s/Alfred R. Glancy III
						    Alfred R. Glancy III
Witnesses:


/s/Bonita E. McCree
Bonita E. McCree

/s/Sharon L. Sabat

Sharon L. Sabat

STATE OF MICHIGAN   )
			  )  SS
COUNTY OF
WAYNE	    )

On this 23rd day of June, 2004, before me personally appeared Alfred R. Glancy III, to me known to be the person described who executed the foregoing Power of Attorney.

							Subscribed and sworn
to before me
							the 23 day of June, 2004.

							/s/Nancy K.
Steck
							Nancy K. Steck
							Notary Public - Macomb County

							Acting in Wayne County
					 My Commission Expires:   5-14-2006